                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Registration Statement on Form N-4 for Variable Annuity Account Five (Portion Relating to the SEASONS SELECT Variable Annuity) of Anchor National Life Insurance Company of our report dated January 31, 2000, relating to the financial statements of Anchor National Life Insurance Company, and the incorporation by reference of our report dated June 28, 1999, relating to the financial statements of Variable Annuity Account Five (Portion Relating to the SEASONS SELECT Variable Annuity). We also consent to the incorporation by reference of our report dated January 31, 2000 relating to the financial statements of Anchor National Life Insurance Company and the incorporation by reference of our report dated June 28, 1999, relating to the financial statements of Variable Annuity Account Five (Portion Relating to the SEASONS SELECT Variable Annuity), into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in such Statement of Additional Information and to the reference to us under the heading "Independent Accountants" in such Prospectus.

PricewaterhouseCoopers LLP
Los Angeles, California
May 4, 2000